The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-162788
SUBJECT TO COMPLETION, DATED MARCH 22, 2010
Prospectus Supplement
(to Prospectus dated November 10, 2009)

4,000,000 Shares

Common Stock

We are offering 4,000,000 shares of our common stock. Our common stock is quoted on The NASDAQ Capital Market under the symbol “SOMX.” On March 19, 2010, the last reported sale price of our common stock on The NASDAQ Capital Market was $8.26 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL

Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds to Somaxon (Before Expenses)	$	$

Delivery of the shares of common stock is expected to be made on or about             , 2010. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 600,000 shares of our common stock solely to cover overallotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $           and the total proceeds to us, before expenses, will be $          .

Sole Book-Running Manager

Jefferies & Company

Co-Manager

Oppenheimer & Co.

Prospectus Supplement dated March   , 2010

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the

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accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 10, 2009, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

All references in this prospectus supplement and the accompanying prospectus to “Somaxon,” the “Company,” “we,” “us,” “our,” or similar references refer to Somaxon Pharmaceuticals, Inc., except where the context otherwise requires or as otherwise indicated.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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Prospectus Supplement Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-4.

Company Overview

We are a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area. On March 18, 2010, the U.S. Food and Drug Administration, or FDA, notified us that it approved our New Drug Application, or NDA, for Silenor® (doxepin) 3 mg and 6 mg tablets for the treatment of insomnia characterized by difficulty with sleep maintenance.

We believe that Silenor is highly differentiated from currently available insomnia treatments, and could have significant advantages in a large and growing market. Based on data from IMS Health, in 2009 the prescription market for the treatment of insomnia grew approximately 5% compared to 2008 to more than 67 million prescriptions. According to IMS Health, the insomnia market accounted for more than $2 billion in sales in 2009.

We have undertaken and continue to undertake activities to prepare for the commercial launch of Silenor. In addition, we continue to engage in discussions with third parties relating to the commercialization of Silenor.

Silenor for Insomnia

It is estimated that approximately one-third, or 70 million, of adult Americans are affected by insomnia. One study has found that approximately 20% of those who suffer from insomnia are treated with prescription medications. We believe that Silenor has the potential to offer significant benefits to patients with insomnia.

We in-licensed the patents and the development and commercial rights to Silenor and we are preparing for the commercial launch of this product in the U.S. market. Silenor is an oral tablet formulation of doxepin at strengths of 3 mg and 6 mg. Doxepin has been marketed and used for over 35 years at dosages from 75 mg to 300 mg per day and is indicated for the treatment of depression and anxiety. Doxepin has a well-established safety profile, but it has a range of pharmacologic effects at high doses that were not observed in our clinical development program. Our clinical development program for Silenor included four Phase 3 clinical trials, and the primary efficacy endpoint achieved statistical significance in each trial. Our clinical trials for Silenor also demonstrated a favorable safety and tolerability profile, including a low dropout rate, an adverse event profile comparable to placebo, no clinically meaningful next-day residual effects and no evidence of amnesia, complex sleep behaviors, hallucinations, tolerance or withdrawal effects.

Silenor binds to H1 receptors in the brain and blocks histamine, which is believed to play an important role in the regulation of sleep. The leading approved insomnia medications, Ambien, Sonata and Lunesta, work by binding and activating a different set of brain receptors known as gamma aminobutyric acid, or GABA, receptors. Currently approved GABA receptor-activating drugs are designated by the Drug Enforcement Administration as Schedule IV controlled substances, which require additional registration and administrative controls.

Corporate Information

We were incorporated in Delaware in August 2003. Our principal executive offices are located at 420 Stevens Avenue, Suite 210, Solana Beach, CA 92075, and our telephone number is (858) 480-0400. Our website address is www.somaxon.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	4,000,000 shares

Common stock to be outstanding immediately after this offering	29,892,553 shares

Use of Proceeds

We intend to use the net proceeds from this offering to fund commercialization activities for Silenor and, if required, potential additional development activities for Silenor, to pay severance obligations to former employees and for general corporate purposes, including capital expenditures and working capital. Pending these uses, we intend to temporarily invest the net proceeds from this offering in interest-bearing, investment-grade securities. See “Use of Proceeds” on page S-7 of this prospectus supplement.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “SOMX.”

Risk Factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement.

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering is based on 25,892,553 shares outstanding as of March 18, 2010 (immediately following notification from the FDA on such date that the NDA for Silenor was approved), and excludes as of such date:

•	3,231,213 shares of common stock issuable upon the exercise of outstanding options, at a weighted average exercise price of $1.49 per share;

•	707,276 shares of common stock reserved for the vesting of outstanding restricted stock units;

•	4,494,316 shares of common stock reserved for future issuance under our 2005 equity incentive award plan and our 2005 employee stock purchase plan; and

•	4,234,232 shares of common stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $1.50 per share.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriters of their overallotment option.

Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business or the commercialization of Silenor and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed public offering price of $8.26 per share (the closing price of our common stock on March 19, 2010), if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $7.07 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of March 18, 2010 (immediately following notification from the FDA on such date that the NDA for Silenor was approved), 4,494,316 shares of common stock were reserved for future issuance under our 2005 equity incentive award plan and our 2005 employee stock purchase plan and 707,276 shares of common stock were reserved for the vesting of outstanding restricted stock units. As of that date, there were also options outstanding to purchase 3,231,213 shares of our common stock and warrants outstanding to purchase 4,234,232 shares of our common stock. You will incur dilution upon the grant of any shares under our 2005 equity incentive award plan or 2005 employee stock purchase plan, upon vesting of any outstanding restricted stock units, or upon exercise of any outstanding stock options or warrants.

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to raise sufficient capital to prepare for the commercialization of Silenor, to meet FDA requirements and otherwise fund our operations, and to meet our obligations to parties under financing agreements, and the impact of any such financing activity on the level of our stock price;

•	the impact of any inability to raise sufficient capital to fund ongoing operations, including the potential to be required to restructure the company or to be unable to continue as a going concern;

•	our ability to successfully commercialize and achieve market acceptance of Silenor;

•	the potential to enter into and the terms of any commercial partnership or other strategic transaction relating to Silenor;

•	the scope, validity and duration of patent and other intellectual property rights for Silenor;

•	whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor;

•	the timing and results of non-clinical studies and post-approval regulatory requirements for Silenor, and the FDA’s agreement with our interpretation of such results;

•	our ability to operate our business without infringing the intellectual property rights of others;

•	inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay, prevent or disrupt commercialization, or that could result in recalls or product liability claims;

•	our ability to ensure adequate and continued supply of Silenor to successfully launch commercial sales or meet anticipated market demand;

•	other difficulties or delays in development, testing, manufacturing and marketing of Silenor;

•	the market potential for insomnia treatments, and our ability to compete within that market; and

•	our products, our expected future revenues, operations and expenditures and projected cash needs.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and in our SEC filings. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters for this offering have not authorized anyone to provide you with different information. The common stock offered under this prospectus is not being offered in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, or that any information incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Use of Proceeds

We estimate that the net proceeds from the sale of the 4,000,000 shares of common stock that we are offering will be approximately $30.5 million, or approximately $35.2 million if the underwriters exercise in full their option to purchase 600,000 additional shares of common stock, based on the assumed public offering price of $8.26 per share (the closing price of our common stock on March 19, 2010) and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed public offering price of $8.26 per share would increase (decrease) the net proceeds to us from this offering by approximately $3.7 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same. We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 1,000,000 shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $7.7 million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We do not expect that a change in the offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering, although it may impact the amount of time prior to which we will need to seek additional capital.

We intend to use the net proceeds from this offering to fund commercialization activities for Silenor and, if required, potential additional development activities for Silenor, to pay severance obligations to former employees and for general corporate purposes, including capital expenditures and working capital. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of any partnering efforts, the timing and scope of our commercialization efforts and the competitive environment for Silenor. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

Dilution

Our net tangible book value as of December 31, 2009 was approximately $4.2 million, or $0.17 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2009. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 4,000,000 shares of our common stock in this offering at the assumed public offering price of $8.26 per share (the closing price of our common stock on March 19, 2010) and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2009 would have been approximately $34.8 million, or $1.19 per share. This represents an immediate increase in net tangible book value of $1.02 per share to existing stockholders and immediate dilution in net tangible book value of $7.07 per share to new investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$8.26
Net tangible book value per share as of December 31, 2009	$0.17
Increase per share attributable to new investors	$1.02

As adjusted net tangible book value per share after this offering		$1.19
Dilution per share to new investors		$7.07

Each $1.00 increase (decrease) in the assumed public offering price of $8.26 per share would increase (decrease) our as adjusted net tangible book value after this offering by approximately $3.7 million, or approximately $0.13 per share, and the dilution per share to investors purchasing our common stock in this offering by approximately $0.87 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase of 1,000,000 shares in the number of shares offered by us would increase our as adjusted net tangible book value after this offering by approximately $7.7 million, or $0.22 per share, and would result in dilution to investors purchasing our common stock in this offering of $6.85 per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 shares in the number of shares offered by us would decrease our as adjusted net tangible book value after this offering by approximately $7.7 million, or $0.23 per share, and would result in dilution to investors purchasing our common stock in this offering of $7.30 per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase 600,000 additional shares of common stock at the assumed public offering price of $8.26 per share, the as adjusted net tangible book value after this offering would be $1.32 per share, representing an increase in net tangible book value of $1.15 per share to existing stockholders and immediate dilution in net tangible book value of $6.94 per share to new investors purchasing our common stock in this offering at the assumed public offering price.

The number of shares of our common stock to be outstanding immediately after this offering is based on 25,892,553 shares outstanding as of March 18, 2010 (immediately following notification from the FDA on such date that the NDA for Silenor was approved), and excludes as of such date:

•	3,231,213 shares of common stock issuable upon the exercise of outstanding options, at a weighted average exercise price of $1.49 per share;

•	707,276 shares of common stock reserved for the vesting of outstanding restricted stock units;

•	4,494,316 shares of common stock reserved for future issuance under our 2005 equity incentive award plan and our 2005 employee stock purchase plan; and

•	4,234,232 shares of common stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $1.50 per share.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated March   , 2010, by and among us and the underwriters named below, for whom Jefferies & Company, Inc. is acting as representative, the underwriters have agreed to purchase, and we have agreed to sell to them, the number of shares of common stock indicated in the table below:

Number
Name	of Shares

Jefferies & Company, Inc.
Oppenheimer & Co. Inc.

Total	4,000,000

The underwriters are offering the common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriting agreement provides that the underwriters are obligated to take and pay for all of the common stock if any such shares are purchased, other than those shares covered by the overallotment option described below.

Commissions and Expenses

The underwriters have advised us that they propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per share. After the offering, the public offering price and concession to dealers may be reduced by the underwriters. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table shows the public offering price, the underwriting discounts and commissions payable to the underwriters by us and the proceeds, before expenses, to us.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to Somaxon (before expenses)	$	$

We estimate expenses payable by us in connection with the offering of common stock, other than the underwriting discounts and commissions referred to above, will be approximately $350,000.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 600,000 additional shares at the same price they are paying for the shares shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $     , or $      per share, and the total proceeds to us, before expenses, will be $     .

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

Our executive officers and directors and funds affiliated with MPM Capital, L.P. have agreed, subject to specified exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such person, or publicly announce an intention to do any of the foregoing. We have also agreed, subject to specified exceptions, not to directly or indirectly sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of our common stock, options, rights or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of common stock, or publicly announce the intention to do any of the foregoing.

These restrictions terminate as to us and our executive officers and directors after the close of trading of the shares on and including the 90th day after the date of this prospectus supplement, and as to the funds affiliated with MPM Capital after the close of trading of the shares on and including the 30th day after the date of this prospectus supplement. Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period or 30-day period, as applicable, without notice, release all or any portion of the securities subject to lock-up agreements. However, subject to specified exceptions, if (i) during the last 17 days of the 90-day period or 30-day period, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day period or 30-day period, as applicable, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period or 30-day period, as applicable, then in each case the 90-day period or 30-day period, as applicable, will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such extension.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing shares of our common stock.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or make short sales of our common stock and may purchase our common stock on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. The underwriters may close out any short position by purchasing shares in the open market or by exercising their overallotment option.

A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. A “stabilizing bid” is a bid for or the purchase of common stock on behalf of the underwriters in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. A “syndicate covering transaction” is the bid for or purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

In the future, the underwriters and their affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own accounts or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

(a) are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

(b) are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or

(c) to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz – WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

France

This prospectus has not been prepared in the context of a public offering of financial securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Title I of Book II of the Règlement Général of the Autorité des marchés financiers (the “AMF”) and therefore has not been and will not be filed with the AMF for prior approval or submitted for clearance to the AMF. Consequently, the shares of our common stock may not be, directly or indirectly, offered or sold to the public in France and offers and sales of the shares of our common stock may only be made in France to qualified investors (investisseurs qualifiés) acting for their own, as defined in and in accordance with Articles L.411-2 and D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier. Neither this prospectus nor any other offering material may be released, issued or distributed to the public in France or used in connection with any offer for subscription on sale of the shares of our common stock to the public in France. The subsequent direct or indirect retransfer of the shares of our common stock to the public in France may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Legal Matters

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Latham & Watkins LLP, San Diego, California. Cooley Godward Kronish LLP, San Diego, California, is counsel for the underwriters in connection with this offering.

Experts

The financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and until the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 19, 2010;

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2010 and March 18, 2010; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 000-51665), filed with the SEC on December 12, 2005, including any amendment or reports filed for the purpose of updating such description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Somaxon Pharmaceuticals, Inc.
420 Stevens Avenue, Suite 210
Solana Beach, CA 92075
(858) 480-0400
Attn: Corporate Secretary

PROSPECTUS

$75,000,000

Debt Securities
Preferred Stock
Common Stock
Debt Warrants
Equity Warrants

We may from time to time offer to sell any combination of debt securities, preferred stock, common stock, debt warrants and equity warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SOMX.” On October 29, 2009, the closing price of our common stock was $1.88. As of October 29, 2009, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $23,499,509, which was calculated based on 12,499,739 shares of outstanding common stock held by non-affiliates and on a price per share of $1.88, the closing price of our common stock on October 29, 2009. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2009

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000, subject to limitations with respect to our public float. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision. Unless the context requires otherwise, in this prospectus and the information incorporated herein by reference, the terms “Somaxon,” “we,” “us” and “our” refer to Somaxon Pharmaceuticals, Inc., a Delaware corporation.

ABOUT SOMAXON

We are a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area. We originally submitted our New Drug Application, or NDA, for Silenor® (doxepin) for the treatment of insomnia to the U.S. Food and Drug Administration, or FDA, on January 31, 2008. The FDA accepted the NDA for filing effective March 31, 2008.

Pursuant to Prescription Drug User Fee Act, or PDUFA, guidelines, the FDA was expected to complete its review and provide an action letter with respect to the NDA by December 1, 2008. However, in November 2008, the FDA indicated that its review of the NDA would be extended for up to three additional months, resulting in a new PDUFA date of February 28, 2009.

On February 25, 2009, we received a Complete Response Letter from the FDA relating to the NDA. In the Complete Response Letter, the FDA stated that the NDA could not be approved in its then-current form. The FDA raised a number of issues relating to the interpretation of the efficacy data contained in the NDA and indicated that the FDA was open to a discussion of these concerns. The FDA did not request us to conduct additional clinical trials of Silenor.

With respect to safety, the FDA noted that there were no adverse events observed that would preclude approval, but asked us to address the possibility that doxepin may prolong the cardiac QT interval. We responded by submitting to the FDA the results of our completed clinical trial of doxepin that evaluated the potential for electrocardiogram, or ECG, effects. The results of this clinical trial demonstrated that doxepin had no effect on QT interval prolongation when administered at 6 mg or under exaggerated exposure conditions of 50 mg.

We held a meeting with the FDA on April 6, 2009 to discuss the issues raised in the Complete Response Letter. In the meeting, the FDA stated that to obtain approval of a chronic insomnia treatment, objective and subjective efficacy must be established in both adult and elderly patient populations, and efficacy must be shown both at the beginning of treatment and on a persistent basis, defined to be at least one month. No additional safety issues were raised in the meeting.

Based on the feedback we received at the meeting, we conducted additional analyses of our Silenor clinical data focused on the durability of subjective sleep maintenance efficacy in adults with primary insomnia. We completed these analyses and included the results in a resubmission of the NDA to the FDA filed on June 4, 2009. The resubmission also included the results of our completed clinical trial of doxepin that evaluated the potential for ECG effects, which were previously submitted to the doxepin investigational new drug, or IND, application. The FDA acknowledged receipt of the resubmission for review and confirmed that the review cycle will be six months, resulting in a new FDA action date of December 4, 2009.

Based on the complete response letter and our meeting with the FDA, we will no longer pursue approval of a 1 mg dose of Silenor, nor will we seek approval of a statement in the indication section of the label that clinical trials of Silenor have demonstrated improvement in sleep onset.

We believe that Silenor is highly differentiated from currently available insomnia treatments, and if approved, could have significant advantages in a large and growing market. We continue to engage in discussions with third parties with the goal of securing a commercial partnership relating to the commercialization of Silenor.

We were incorporated in Delaware in August 2003. Our principal executive offices are located at 420 Stevens Avenue, Suite 210, Solana Beach, California 92075, and our telephone number is (858) 480-0400. Our website address is www.somaxon.com. The information on, or accessible through, our website is not part of this prospectus.

We have received a trademark registration from the U.S. Patent and Trademark Office for our corporate name, SOMAXON PHARMACEUTICALS, for use in connection with pharmaceutical preparations for the treatment of neurological, psychiatric and rheumatologic disorders. We have obtained foreign trademark registrations for the trademark SOMAXON PHARMACEUTICALS in Europe, Japan and Australia and have a pending foreign trademark application for the same mark in Canada. We have received trademark registrations for the trademark SILENOR in the U.S. and Europe and have applied for trademark registration for the same mark in Canada and Mexico. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2008, and under “Risk Factors” under Item 1A of Part II of our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, each of which are incorporated by reference in this prospectus, before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results may differ materially from those set forth in this prospectus or any prospectus supplement, including the information we incorporate by reference, due to the risks and uncertainties inherent in our business, including, without limitation, the following risks: our interpretation of our communications and interactions with the FDA relating to the requirements for approval of the NDA for Silenor, and the FDA’s agreement with such interpretation; our interpretation of the results of our clinical trials for Silenor, the timing of the interpretation of such results and the FDA’s agreement with such interpretation; the potential for Silenor to receive regulatory approval for one or more indications on a timely basis or at all; the potential for the FDA to impose non-clinical, clinical or other requirements to be completed before or after regulatory approval of Silenor; our ability to demonstrate to the satisfaction of the FDA that potential NDA approval of Silenor is appropriate without standard, long-term carcinogenicity studies, given the context of completed trials and pending studies; the timing and results of non-clinical studies for Silenor, and the FDA’s agreement with our interpretation of such results; our ability to raise sufficient capital to meet FDA requirements and otherwise fund our operations, to meet our obligations to parties with whom we contract relating to financing activity, and the impact of any such financing activity on the level of our stock price; the impact of any inability to raise sufficient capital to fund ongoing operations, including the potential to be required to restructure the company or to be unable to continue as a going concern; our ability to successfully commercialize Silenor, if it is approved by the FDA; the potential to enter into and the terms of any strategic transaction relating to Silenor; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether any approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; our ability to operate our business without infringing the intellectual property rights of others; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent regulatory approval or commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of and obtaining regulatory approval for Silenor; estimates of the market potential for insomnia treatments, and our ability to compete in that market; and other risks detailed in our periodic filings with the Commission. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Private Securities Litigation Reform Act of 1995. You should not rely unduly on these forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities by us under this prospectus to fund potential commercialization activities for Silenor, if it is approved, and potential additional development activities for Silenor, if required, and for general corporate purposes, including capital expenditures and working capital. Pending the uses described above, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. Our ratio of earnings to fixed charges for each of the years ended December 31, 2004 to 2008 and for the six months ended June 30, 2009 was as follows:

						Six Months Ended
	Year Ended December 31,					June 30,
	2004	2005	2006	2007	2008	2009
	(In thousands)

Ratio of earnings to fixed charges(1)	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	$(13,562)	$(38,433)	$(46,142)	$(25,998)	$(34,097)	$(10,408)

(1)	For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of interest expense and estimated interest component of rent, and earnings consist of loss before income taxes plus fixed charges. In each of the periods presented, earnings were insufficient to cover fixed charges. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	through agents; and/or

•	directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

The following is a summary of the most important provisions and definitions of the indenture. For additional information, you should look at the indenture that is filed as an exhibit to the registration statement which includes the prospectus.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indenture, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus. The prospectus supplement will set forth:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple thereof.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case, we fail to appoint a successor qualified to act as a depositary within 90 days of such event;

•	we execute and deliver to the trustee a certificate that such global security shall be exchangeable;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement occur.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series within 30 days following the due date;

(3) default in the performance or breach of any covenant or warranty in the indenture continued for 90 days after being given the notice required in the indenture;

(4) our bankruptcy, insolvency or reorganization; and

(5) any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (4) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately.

If an event of default described in clause (4) above shall occur, the principal amount of and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, by written notice to us and the trustee, rescind and annul such declaration if all events of default, other than the non-payment of accelerated principal and interest, if any, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee satisfactory indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding with respect to the indentures, or to appoint a receiver or a trustee, or to any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders, however, have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment or modify any of the redemption provisions of any debt security.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939;

•	to conform the text of the indentures to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indentures;

•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•	to add additional obligors under the indenture and the securities.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.

The indenture contains a provision that, unless otherwise provided by the terms of the applicable series of debt securities, permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and from the consequences of a default or event of default resulting from a breach of all covenants other than the obligation to pay principal and interest.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This deposit may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

Subordinated Debt Securities

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that the trustee may make payments to holders of monies deposited with it as described under “Satisfaction and Discharge; Defeasance”). The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”). The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, any premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full of all unpaid senior indebtedness in cash or payment satisfactory to the holders of senior indebtedness (except that the trustee may make payments to holders of monies deposited with it as described under “Satisfaction and Discharge; Defeasance”).

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

As of September 30, 2009, we have no senior indebtedness outstanding. We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries, if any; and

•	the subordinated debt securities.

“designated senior indebtedness” means any of our senior indebtedness that expressly provides that it is “designated senior indebtedness” for purposes of the indenture (provided that the instrument, agreement or other document creating or evidencing such senior indebtedness may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness).

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, or certificate of incorporation, and Amended and Restated Bylaws, or bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

We have authority to issue 100,000,000 shares of common stock, $0.0001 par value per share. As of September 30, 2009, we had 23,618,636 shares of common stock outstanding. As of September 30, 2009, we had an aggregate of 4,084,130 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2004 Equity Incentive Award Plan and 2005 Equity Incentive Award Plan, 1,418,217 shares of common stock reserved for issuance pursuant to future grants under our 2005 Equity Incentive Award Plan, 849,454 shares of common stock reserved for issuance under our 2005 Employee Stock Purchase Plan and 5,710,827 shares of common stock reserved for issuance upon the exercise of outstanding warrants. In addition, as of September 30, 2009 we had 120,000 shares of common stock outstanding as unvested restricted stock under our 2005 Equity Incentive Award Plan and 1,391,432 shares of common stock subject to currently outstanding restricted stock units under our 2005 Equity Incentive Award Plan.

Warrants

In connection with the Committed Equity Financing Facility we entered into with Kingsbridge Capital Limited on May 21, 2008, which was subsequently terminated on July 22, 2009, we issued a warrant to purchase 165,000 shares of common stock to Kingsbridge Capital Limited with an exercise price of $5.4175 per share. The Kingsbridge Capital Limited warrant was exercisable beginning six months after the issuance date and expires on November 21, 2013.

On May 21, 2008 we also issued warrants to purchase 79,817 shares of common stock and 159,635 shares of common stock to Silicon Valley Bank and Oxford Finance Corporation, respectively, in connection with our loan and security agreement. These warrants were exercisable immediately, and each has a per-share exercise price of $4.385 and a term of ten years.

On March 11, 2009, in connection with the termination of the loan and security agreement with Silicon Valley Bank and Oxford Finance Corporation, we issued to Oxford Finance Corporation a warrant to purchase 200,000 shares of common stock with an exercise price of $0.25. The warrant was immediately exercisable and has a term of ten years.

On July 8, 2009 we issued warrants to purchase an aggregate of 5,106,375 shares of common stock to certain accredited investors in a private placement. The warrants were exercisable upon issuance, and each has a per-share exercise price of $1.155 and a term of seven years.

Each of these warrants contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reorganizations, reclassifications and consolidations. Each of these warrants has a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock after deduction of the aggregate exercise price.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.

Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation

Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of our company, subject to the prior rights of any preferred stock then outstanding.

Rights and Preferences

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Nonassessable

All outstanding shares of our common stock are fully paid and nonassessable and the shares of common stock offered hereby will be fully paid and nonassessable.

Registration Rights

As of the date of this prospectus, the holders of approximately 7,863,532 shares of common stock are entitled to rights with respect to the registration of these shares under the Securities Act. These shares are referred to as registrable securities. Under the terms of the agreement between us and the holders of the registrable securities, if we propose to register any of our securities under the Securities Act, these holders are entitled to notice of such registration and are entitled to include their shares of registrable securities in our registration. Certain of these holders are entitled to demand registration, pursuant to which they may require us to use our best efforts to register their registrable securities under the Securities Act at our expense, up to a maximum of two registrations. Holders of registrable securities may also require us to file an unlimited number of additional registration statements on Form S-3 at our expense so long as the holders propose to sell registrable securities of at least $1.0 million and we have not already filed two registration statements on Form S-3 in the previous twelve months.

All of these registration rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration and our right not to effect a requested registration 90 days prior to or 180 days after an offering of our securities, including the offering made here. These registration rights will continue following this offering and will terminate upon the earlier of December 2012 or for any particular holder, at such time when all securities held by that stockholder subject to registration rights may be sold in a transaction or series of transactions pursuant to Rule 144 under the Securities Act. These registration rights have been waived by all of the holders thereof with respect to this offering.

In addition, in connection with our private placement on July 8, 2009 of an aggregate of 5,106,375 shares of common stock and warrants to purchase up to an aggregate of 5,106,375 additional shares of common stock, we agreed to register for resale under the Securities Act both the shares we issued and the shares underlying the warrants. We filed a registration statement on Form S-3 covering all of these shares on August 4, 2009, and the registration statement was declared effective by the Commission on August 19, 2009. We may be liable for liquidated damages if we do not maintain the effectiveness of the registration statement or the listing of our common stock on the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange or the American Stock Exchange, in each case for a period of ten consecutive days or for more than thirty days in any 365-day period. The amount of the liquidated damages is one percent per applicable ten or thirty day period, subject to an aggregate cap of eight percent per calendar year, of the aggregate purchase price of the common stock issued on July 8, 2009 then held by each investor that with respect to which registration rights continue to apply.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws — Anti-Takeover Effects of Provisions of the Certificate of Incorporation and Bylaws and Delaware Law” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

We currently have authorized 10,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.

General

Under our certificate of incorporation, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. Prior to the issuance of shares of each series, our board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	rights upon dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption or repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase preferred stock or common stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material Federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the securities (i.e., preferred stock or common stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•	if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock;

•	if applicable, the date on and after which the equity warrants and the related preferred stock or common stock will be separately transferable;

•	if applicable, a discussion of any material Federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE
COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price of our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our charter documents provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a Delaware corporation for three years following the date these persons become interested stockholders. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination”

includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3% of our then outstanding common stock.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

LEGAL MATTERS

Latham & Watkins LLP, San Diego, California, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, or the Exchange Act. You may read and copy this information from the Public Reference Room of the

Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that website is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	our annual report on Form 10-K for the year ended December 31, 2008;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	our current reports on Form 8-K filed on January 23, 2009, February 23, 2009, March 2, 2009 (other than Item 7.01 and related exhibits), March 12, 2009 (other than Item 2.02 and related exhibits), March 26, 2009, April 15, 2009, April 24, 2009, June 10, 2009, July 8, 2009 (other than Item 7.01 and related exhibits), July 21, 2009, and July 23 2009;

•	our definitive proxy statement on Schedule 14A filed on April 30, 2009;

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 000-51665), filed on December 12, 2005; and

•	all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

To the extent that any information contained in any filings we have made or will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, or any exhibit thereto, was furnished, rather than filed with the Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

These documents may also be accessed on our website at www.somaxon.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:

Somaxon Pharmaceuticals, Inc.
420 Stevens Avenue, Suite 210
San Diego, California 92075
Attention: Corporate Secretary
(858) 480-0400

4,000,000 Shares

Common Stock

Prospectus Supplement

Sole Book-Running Manager

Jefferies & Company

Co-Manager

Oppenheimer & Co.

March   , 2010